UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2008
Date of Report (Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-33894	98-0459178
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Unit 1 – 15782 Marine Drive
White Rock, British Columbia, Canada	V4B 1E6
(Address of principal executive offices)	(Zip Code)

(604) 536-2711
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In May 2006, Midway’s wholly-owned Nevada subsidiary MGC Properties Inc. (“MGC") purchased additional property (the “Disputed Property”) from Seymork Investments Ltd. (“Seymork”) for US$200,000 to expand the Spring Valley project in Nevada. The Disputed Property represents about 4% of the surface area of the Spring Valley project.  In 1998, the transfer of Emma Wagner’s ("Wagner") interest in the Disputed Property to Seymork, as well as a transfer of the interest held by Wagner’s deceased husband’s estate to Seymork, was formally approved by a Nevada court.  As part of the consideration for the court-approved transaction, Seymork executed two promissory notes, one in favor of Wagner and one in favor of the estate of Wagner’s deceased husband.  Two deeds of trust relating to the Disputed Property were also executed and recorded to secure payment of the promissory notes.  Both notes were later assigned to a group represented by Wallace D. Stephens (collectively "Stephens").  The promissory notes were not repaid and, in March 2006, Stephens sought to foreclose its interest against Seymork. In June 2006, Wagner brought a cross claim in the lawsuit against Seymork alleging that Wagner was the rightful owner of the Disputed Property, and claiming that the conveyance to Seymork was not a sale but that Seymork had agreed to hold the Disputed Property in trust for Wagner.  MGC joined the lawsuit in order to protect its interests in the Disputed Property.   On June 5, 2008, the Nevada court entered an order validating Midway’s claim to the Disputed Property and directing MGC to negotiate a settlement of the Stephens promissory notes.

On June 25, 2008, MGC entered into an assignment agreement with Martin H. Webster, Donald H. Jones, Michael C. Agran, Virginia Genest, Wallace Stephens, and Sandra Newmark (the “Assignors”) whereby MGC agreed to pay US$596,833.97 (plus the payment of additional accrued interest at the rate of $78.21 per day from June 25, 2008 until the date of payment) for the assignment, without warranty or recourse, of: (a) the two promissory notes relating to the Disputed Property held by the Assignors, (b) all of the Assignors’ rights, title and interest in and to the two trust deeds relating to the disputed property held by the Assignors, (c) all of Assignors’ rights, claims and causes of action in the above-described lawsuit, including but not limited to those set forth in the recently filed amended complaint in such lawsuit and the rights and benefits of the June 5, 2008 order, including causes of action for foreclosure.

MGC’s is obligated to make payment on the date of the last of the following to occur: (i) Assignors have executed the assignment agreement and delivered the same to MGC, (ii) Assignors have delivered to MGC a properly executed and notarized Assignment of Deeds of Trust and Security Agreements, assigning to MGC all of Assignors’ right, title and interest in and to the promissory notes and trust deeds, (iii) Assignors have delivered to MGC originals of the promissory notes, and (iv) Assignors have delviered to MGC an executed notice of assignment of cliams.

Item 7.01. Regulation FD Disclosure.

On July 11, 2008, Midway Gold Corp. issued a press release announcing the settlement of the title dispute and entry into the assignment agreement as described in Item 1.01.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to , not filed with, the SEC pursuant to Regulation FD.

(99.1)  Press Release dated July 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: July 17, 2008	By:	/s/ “Doris Meyer”
Doris Meyer
Chief Financial Officer and Corporate Secretary